UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2004

MELT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-109990
(Commission File Number)

47-0925451
(IRS Employer Identification No.)

14 John Dykes Avenue, Vaucluse, NSW Australia 2030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-61-421-348-610

Item 8. Change in Fiscal Year.

On April 5, 2004, our Board of Directors approved the change of our fiscal year end from December 31 to a 52-53 week fiscal year. The end of each quarterly period will be the last Sunday in the last month of each quarterly period, such that each quarterly period will be 13 weeks in length. In that regard, our first quarterly period will end on March 28, 2004 and our first quarterly report will be due for filing on May 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELT, INC.

/s/ Clive Barwin
Clive Barwin, President

Date: May 11, 2004